Exhibit 99.1

Bit Digital, Inc. Secures Site for New Tier 3 Data Center to Support Cerebras Colocation Contract

NEW YORK, April 11, 2025 /PRNewswire/ -- Bit Digital, Inc. (Nasdaq: BTBT) ("Bit Digital" or the "Company") announced today that it has secured the rights to a new data center site in Saint-Jérôme, Québec (“MTL-3”), which is under development and will support the previously announced 5MW colocation agreement with Cerebras Systems (“Cerebras”), a leader in generative AI infrastructure.

The facility spans approximately 202,000 square feet on 7.7 acres and is being developed to support current contracted capacity, with future expansion potential subject to utility approvals. The transaction was executed under a lease-to-own structure, which includes a fixed-price purchase option exercisable within 12 months. The lease term is 20 years, with two 5-year extension options.

The project is being delivered through WhiteFiber, Bit Digital’s high-performance computing platform. The facility is being retrofitted to Tier 3 standards, with development costs expected to total approximately CAD $55 million (approximately $40MM USD), and a targeted go-live date of July 2025.

“This milestone represents continued momentum in our strategy to deliver purpose-built AI infrastructure at scale,” said Sam Tabar, CEO of Bit Digital. “Speed to market is a key differentiator in the AI infrastructure space, and this site reflects our ability to mobilize and deliver capacity on accelerated timelines. We’re proud to advance our partnership with Cerebras while expanding our data center footprint in the greater Montréal region, a growing hub for AI innovation.”

Cerebras has contracted for 5MW (IT load) of built-to-suit infrastructure under a five-year colocation agreement announced in February 2025. Under the terms of the agreement, Cerebras holds a right of first refusal (ROFR) for any additional megawatt capacity that becomes available at the site.

About Bit Digital

Bit Digital, Inc. is a global platform for high-performance computing (“HPC”) infrastructure and digital asset production headquartered in New York City. The Company’s HPC business operates under the WhiteFiber Inc. (“WhiteFiber”) brand. Our operations are located in the US, Canada, and Iceland. For additional information, please contact ir@bit-digital.com or visit our website at www.bit-digital.com, or follow us on LinkedIn or X.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report). Notwithstanding the fact that Bit Digital Inc. has not conducted operations in the PRC since September 30, 2021 we have previously disclosed under Risk Factors in our Annual Report: “We may be subject to fines and penalties for any noncompliance with or any liabilities in our former business in China in a certain period from now on.” Although the statute of limitations for non-compliance by our former business in the PRC is generally two years and the Company has been out of the PRC, for more than two years, the Authority may still find its prior bitcoin mining operations involved a threat to financial security. In such event, the two-year period would be extended to five years. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Future changes in the network-wide mining difficulty rate or bitcoin hash rate may also materially affect the future performance of Bit Digital's production of bitcoin. Actual operating results will vary depending on many factors including network difficulty rate, total hash rate of the network, the operations of our facilities, the status of our miners, and other factors. See "Safe Harbor Statement" below.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.